UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Plains Exploration & Production Company

i

Item 1.01. Entry into a Material Definitive Agreement

On April 1, 2005, Plains Exploration & Production Company (the “Company”, “PXP”, “our”, “we” or “us”) entered into a purchase and sale agreement with XTO Energy, Inc. to sell 275 net active wells for $350 million. As of December 31, 2004, PXP’s independent reserve engineers estimated that these producing properties had proven reserves of approximately 27 million equivalent barrels of which 81% was developed. The properties currently produce approximately 5,800 net equivalent barrels per day. This transaction is expected to close in the second quarter, subject to customary closing conditions.

Items 7.01. Regulation FD Disclosure

PXP is furnishing pursuant to Item 7.01 its estimates of certain operating and financial results for the year ended December 31, 2005 and the year ended December 31, 2006. In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements and Associated Risks

This Report on Form 8-K includes forward-looking statements based on our current expectations and projections about future events. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will”, “would”, “should”, “plans”, “likely”, “expects”, “anticipates”, “intends”, “believes”, “estimates”, “thinks”, “may”, and similar expressions, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, among other things:

•	uncertainties regarding the closing of the announced sale;

•	uncertainties inherent in the development and production of oil and gas and in estimating reserves;

•	unexpected difficulties in integrating our operations as a result of any significant acquisitions;

•	unexpected future capital expenditures (including the amount and nature thereof);

•	impact of oil and gas price fluctuations;

•	the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;

•	the effects of competition;

•	the success of our risk management activities;

•	the availability (or lack thereof) of acquisition or combination opportunities;

•	the impact of current and future laws and governmental regulations;

•	environmental liabilities that are not covered by an effective indemnity or insurance, and

•	general economic, market, industry or business conditions.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue certainty on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

Disclosure of 2005 and 2006 Operating and Financial Guidance

The following table and accompanying notes reflect current estimates of certain results for 2005 and 2006 for Plains Exploration & Production Company. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties, including closing our announced property sale, and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table and accompanying notes, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the Securities and Exchange Commission (“SEC”), and we encourage you to review such filings.

Plains Exploration & Production Company

Operating and Financial Guidance

	Year Ended December 31, 2005	Year Ended December 31, 2006
Estimated Production Volumes
Barrels of oil equivalent- MBOE per day	68.0 - 72.0	76.0 - 80.0
% Oil	80%
% Gas	20%

Price Realization % of NYMEX (unhedged)
Oil	80% - 83%
Gas	90% - 93%

Production Costs per BOE
Lease operating expenses	$4.90 - $5.50
Steam gas costs	$2.40 - $2.60
Electricity	$1.20 - $1.35
Production and ad valorem taxes	$0.80 - $1.00
Gathering and transportation	$0.30 - $0.40

Oil & Gas Depreciation, Depletion and Amortization per BOE	$6.90 - $7.00

General and administrative expenses ($ in thousands)
Cash	$43,000 - $47,000
Stock based compensation (excluding stock appreciation rights)	$15,000 - $16,500

Book Tax Rate
Current	0%
Deferred	37% - 41%

Weighted Average Equivalent shares outstanding (in thousands)
Basic	77,000
Diluted	78,000

Capital Expenditures ($ in thousands) (does not include acquisitions)
Operational Capital	$350,000
Capitalized G&A and Interest	$25,000

Plains Exploration & Production Company

Notes to Operating and Financial Guidance

Note 1—Production Estimates

Production estimates are based on historical operating performance and trends and our anticipated capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products. Estimated volumes from exploitation/exploration drilling are based on our risk assessment of the projects. Production estimates include the impact of downtime based on historical trends. Due to the high volume production from certain of our gas wells in Louisiana, downtime resulting from operational, weather and other issues make production from this area volatile and could cause our production to be lower than the estimated levels.

Production and other guidance estimates include the effect of the recently announced producing property acquisition effective April 1, 2005 and the effect of the recently announced producing property sale effective June 1, 2005. Capital expenditures do not include acquisition costs.

Note 2—Estimated Oil and Gas Price Differentials

Our realized wellhead oil and gas prices are lower than the NYMEX index level as a result of area and quality differentials. During 2005 we estimate that our oil price realization will be approximately 80% - 83% of the NYMEX index price. A significant portion of our crude oil production in California is sold under a contract that provides for pricing based on a fixed percentage of the NYMEX crude oil price for each type of crude oil sold under the contract. Consequently, the actual price received under the contract will vary with the production mix. The average differential for 2005 results in a net realized price of 80% of NYMEX for approximately 25,000 barrels per day of production. In addition, we have locked in an average fixed price differential to NYMEX of approximately $4.80 per barrel on approximately 15,000 barrels per day of production for 2005 under the terms of our crude oil sales contracts. While the sales contracts do not reduce our exposure to price volatility, they do effectively eliminate the basis differential risk between the NYMEX price and the field price of our production, thereby facilitating the ability to effectively hedge our realized price.

Approximately 84% of our gas production is sold monthly off of industry recognized, published index pricing. The remaining 16% is priced daily on the spot market. Fluctuations between the two pricing mechanisms can significantly impact the overall differential to the Henry Hub.

Note 3—Production expenses

Production expenses include salaries and benefits of personnel involved in production activities, steam gas cost, electric and fuel costs, maintenance costs, and other costs necessary to operate our producing properties. Actual expenses may vary from the estimates provided due to the level of repair and workover activity, increases in costs for materials and services, increases in costs for electricity and fuel and other factors. Per unit costs will increase if production is less than anticipated due to the fixed expense component of our production expenses that does not decrease if production levels decline.

Production expenses include the cost of natural gas used to generate steam which is injected into reservoirs to facilitate the production of heavy oil from certain of our California properties. The guidance estimates provided assume a SoCal Border natural gas price of $5.90 per MMBtu for the cost to purchase natural gas used in steam injection. As discussed in Note 12 we have hedged the purchase cost for 18,000 MMBtu per day of the natural gas used in the steam injection. These hedges are included in the guidance estimates provided. We use approximately 36,000 MMBtu of natural gas per day in steam injection. For each $1.00 increase (decrease) in the natural gas price our steam gas cost would increase (decrease) by $0.20 per BOE, net of the impact of gas purchase hedges for 2005.

Note 4—Production and Ad valorem Taxes

Production and ad valorem taxes include (1) ad valorem taxes that are assessed on an annual basis based on the property value determined by the taxing authority and (2) production and severance taxes that vary depending on production levels and product prices. The taxes on our California properties consist primarily of ad valorem based taxes. Production taxes included in the estimates provided were calculated assuming a Henry Hub natural gas price of approximately $6.40 per MMBtu and a NYMEX oil price of approximately $47.00 per barrel.

Note 5—Stock Based Compensation Expense

The G&A estimates provided include noncash stock based compensation expense, primarily related to restricted stock and restricted stock units granted to officers, directors and employees of the Company. We estimate that we will recognize approximately $15 million to $16.5 million of expense related to restricted stock and restricted stock units in 2005. Certain of our restricted stock units will vest based on our stock price reaching specified target levels for a period of time. If the performance units vest due to attainment of these targets, 2005 stock based compensation expense will increase from the amounts provided.

The G&A estimates provided exclude any expense related to stock appreciation rights (“SARs”), which are subject to variable accounting. As a result, our results of operations will be affected by fluctuations in the price of our common stock. At the end of each quarter we compare the per share closing price of our common stock to the exercise price of each outstanding or unexercised stock appreciation right that is vested or for accounting purposes is deemed vested at the end of the quarter. This means that for accounting purposes, vesting occurs ratably over the vesting period. To the extent the closing price at the end of each period exceeds the exercise price, we recognize the excess as compensation expense to the extent not previously recognized. If the quarter-end closing price decreases compared to prior periods, we reduce compensation expense to the extent previously recognized. As of December 31, 2004 we had approximately 2.8 million SARs outstanding with an average exercise price of $10.10, of which 2.5 million of the SARs were deemed vested for accounting purposes. We will incur cash expenditures as SARs are exercised, but our common shares outstanding will not increase.

In December 2004 the FASB issued SFAS No.123R (revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee stock purchase plans. SFAS 123(R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” We will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005.

Under SFAS 123R, effective with the third quarter of 2005, our SARs will be remeasured to fair value each reporting period. We have not determined how the new method of valuing stock-based compensation as prescribed in SFAS 123R will impact the recognition of compensation expense related to such awards in our financial statements.

Note 6—DD&A – Oil and Gas

We estimate that our average DD&A rate for 2005 will be approximately $6.90 to $7.00 per BOE. This includes the effect of the recently announced 2005 property acquisitions and dispositions. Our average DD&A rate for the period following the closing of the recently announced 2005 property acquisitions and dispositions will be approximately $6.75 to $6.85 per BOE. The DD&A rate is dependent upon our estimate of proved reserves including future development and abandonment costs as well as our level of capital spending. If the estimates of proved reserves decline, the rate at which we record DD&A expense increases, reducing our net income. This decline may result from lower oil and gas prices, which may make it uneconomic for us to drill and produce some of our reserves. In addition, increases in costs required to develop our reserves would increase the rate at which we record DD&A expense. We are unable to predict changes in future development costs as such costs are dependent on the success of our exploration and development program, as well as future economic conditions.

Note 7—Interest Expense

Our interest expense will consist of interest on:

1.	$275 million of 8.75% Senior Subordinated Notes due 2012. Interest expense for this debt for the year ended December 31, 2005 will be $23.9 million including amortization of related premium.

2.	$250 million of 7.125% Senior Notes due 2014. Interest expense for this debt for the year ended December 31, 2005 will be $17.9 million including amortization of related discount.

3.	Amounts outstanding under our $500 million revolving credit facility. The revolving credit facility provides for grid pricing at LIBOR or Prime at our option plus a margin based on the percentage of the borrowing base then being utilized as follows:

	Less than 50%	50% to 74%	75% to 89%	>=90%
Libor Loans	1.25%	1.500%	1.750%	1.875%
Prime Loans	0.00%	0.250%	0.500%	0.625%
Commitment Fee	0.30%	0.375%	0.375%	0.500%

4.	Interest expense will be reduced by capitalized interest. Interest is capitalized on oil and natural gas properties not subject to amortization and in the process of development. We estimate we will capitalize approximately $2.5 million of interest for the year ended December 31, 2005.

Note 8—Book Tax Rate

We estimate that our total tax rate for 2005 will be approximately 37%- 41%, with a currently payable rate of 0%. The actual rate may vary from the estimates provided due to changes in estimated capital expenditures, production levels, product prices and other factors. Our deferred and current tax rates are based on current estimates of taxable income assuming a Henry Hub natural gas price of $6.40 per MMBtu and a NYMEX oil price of $47.00 per barrel. Estimated effective tax rates do not include the potential effect of any future gains or losses from market-to-market derivative contracts.

Note 9—Weighted Average Equivalent Shares Outstanding

Estimated basic shares outstanding are based on shares outstanding on December 31, 2004. Estimated diluted shares are based on basic shares outstanding plus restricted stock, restricted stock units and stock options utilizing the treasury stock method. Because stock appreciation rights are payable in cash rather than stock, they are not a common stock equivalent and are not included in the earnings per share calculation.

Note	10—Write-downs Under Full Cost Ceiling Test Rules

Under the SEC’s full cost accounting rules, we review the carrying value of our proved oil and gas properties at the end of each quarter. Under these rules, capitalized costs of proved oil and gas properties (net of accumulated DD&A, and including deferred income taxes) may not exceed a “ceiling” equal to the present value (discounted at 10%) of estimated future cash flows from proved oil and gas reserves of such properties (including the effect of any derivatives that are designated as a hedge and that qualify for hedge accounting) reduced by future operating expenses, development expenditures and abandonment costs (net of salvage values) and estimated future income taxes. The rules require that we price our future oil and gas production at the prices in effect at the end of each fiscal quarter and require a write-down if our capitalized costs exceed the “ceiling” even if prices decline for only a short period of time. We have had no write-downs due to these ceiling test limitations since 1998. Given the volatility of oil and gas prices, it is likely that our estimate of discounted future net revenues from proved oil and gas reserves will change in the near term. If oil and gas prices decline significantly in the future, even if only for a short period of time, write-downs of our oil and gas properties could occur. Write-downs required by these rules do not directly impact our cash flows from operating activities.

Note 11—Goodwill

In a business purchase transaction goodwill represents the excess of the purchase price plus liabilities assumed, including deferred taxes recorded in connection with the acquisition, over the estimated fair market value of the tangible net assets acquired. In our acquisitions of 3TEC Energy (“3TEC”) and Nuevo Energy Company (“Nuevo”), goodwill totaled $170 million and represented 6% of our total assets at December 31, 2004.

Goodwill is not amortized, but instead must be tested at least annually for impairment by applying a fair-value based test. Goodwill is deemed impaired to the extent of any excess of its carrying amount over the residual fair-value of the reporting unit. Any impairment could significantly reduce earnings during the period in which the impairment occurs, and would result in a corresponding reduction to goodwill and stockholders’ equity. The most significant factors that could result in the impairment of our goodwill would be significant declines in oil and gas prices and/or reserve volumes, which would result in a decline in the fair value of our oil and gas properties. Write-downs required by these rules do not directly impact our cash flows from operating activities.

Note 12—Derivative Instruments and Hedging Activities

We actively manage our exposure to commodity price fluctuations by hedging portions of our oil and gas production through the use of derivative instruments. Although certain of our derivative instruments do not qualify for hedge accounting, we do not enter into derivative instruments for speculative trading purposes. The foregoing financial guidance does not include assumptions or projections with respect to potential gains or losses related to changes in fair value recognized pursuant to SFAS 133 for derivative instruments that do not qualify for hedge accounting or that are not designated as hedges, as there is no accurate way to forecast these potential gains or losses. Absent a stable oil and gas price environment, the potential gains or losses related to SFAS 133 are likely to materially change reported net income and increase the volatility of reported net income due to non-cash mark-to-market gains or losses.

In March 2005 we executed a series of contracts that will eliminate all existing 2006 oil price swaps and collars. The oil swaps involved 15,000 barrels of oil per day at average price of $25.28 and the collars involved 22,000 barrels of oil per day with a floor price of $25.00 and an average ceiling price of $34.76. Eliminating these swaps and collars will cost approximately $295 million, which is expected to be paid in the second or third quarter of 2005. Cash flows for the cost to eliminate the swap and collar positions will be reflected as a financing activity in the statement of cash flows.

In addition, in March 2005 we acquired $45.00 NYMEX put options on 40,000 barrels of oil per day in 2006. These put options cost an average of $2.96 per barrel which will be paid during 2006.

A significant portion of our derivatives do not qualify for hedge accounting under existing accounting standards. The derivatives that do not qualify for hedge accounting consist primarily of oil price collars that we entered into by exchanging existing oil price swaps and derivatives assumed in connection with the acquisitions of 3TEC and Nuevo.

The oil and gas derivative positions included in the following tables reflect contracts we will have in place for 2005-2008 following the elimination of our 2006 oil price swaps and collars. Location and quality differentials attributable to our properties are not included in the hedge prices.

Open Commodity Derivative Positions Designated as Cash Flow Hedges

Period	Commodity	Instrument Type	Daily Volumes	Average Price	Index
Sales of Production
2005
1st Quarter	Crude oil	Swap	13,000 /Barrels	$25.82	WTI
2nd Quarter	Crude oil	Swap	10,000 /Barrels	$25.80	WTI
1st Quarter	Natural gas	Swap	13,000 /MMBtu	$4.75	Waha Socal
2nd Quarter	Natural gas	Swap	9,500 /MMBtu	$4.66	Waha
3rd Quarter	Natural gas	Swap	5,000 /MMBtu	$4.40	Waha
4th Quarter	Natural gas	Swap	5,000 /MMBtu	$4.40	Waha
2006
January - December	Crude oil	Put options	40,000 /Barrels	$45.00	WTI

Purchases of Natural Gas
2005
January - December	Natural gas	Swap	8,000 /MMBtu	$3.85	Socal

All derivative instruments are recorded on the balance sheet at fair value. Unrealized gains and losses on derivatives designated as cash flow hedges are deferred in accumulated other comprehensive income (“OCI”). Realized gains and losses on derivative instruments for sales of production that are designated as a hedge and qualify for hedge accounting are included in oil and gas revenues in the period the hedged volumes are sold. Realized gains and losses on derivative instruments for purchases of natural gas that are designated as a hedge and qualify for hedge accounting are included in steam gas costs in the period the hedged volumes are purchased. Cash flows for certain of the derivatives designated as cash flow hedges are reflected as a financing activity in the statement of cash flows because pursuant to SFAS 149, Amendment of SFAS 133 on Derivative Instruments and Hedging Activities, the derivative instruments are deemed to contain a significant financing element.

Open Commodity Derivative Positions That Are Not Designated as Hedging Instruments

Period	Commodity	Instrument Type	Daily Volumes	Average Price	Index
Sales of Production
2005
1st Quarter	Crude oil	Collar	4,300 /Barrels	$27.00 Floor- $31.75 Ceiling	WTI
2nd Quarter	Crude oil	Collar	6,800 /Barrels	$27.00 Floor- $30.40 Ceiling	WTI
3rd Quarter	Crude oil	Collar	14,400 /Barrels	$26.00 Floor- $30.03 Ceiling	WTI
4th Quarter	Crude oil	Collar	14,000 /Barrels	$26.00 Floor- $29.33 Ceiling	WTI
January - December	Crude oil	Collar	22,000 /Barrels	$25.00 Floor- $34.76 Ceiling	WTI
2007
January - December	Crude oil	Collar	22,000 /Barrels	$25.00 Floor- $34.76 Ceiling	WTI
2008
January - December	Crude oil	Collar	22,000 /Barrels	$25.00 Floor- $34.76 Ceiling	WTI

For derivatives that are not designated as a hedge, the changes in fair value are recognized currently in earnings as other income (expense). Cash flows for the Company’s derivatives that are not designated as hedges are reflected as a financing activity in the statement of cash flows because pursuant to SFAS 149, the derivative instruments are deemed to contain a significant financing element.

Contracts for the Purchase of Natural Gas

Period	Commodity	Instrument Type	Daily Volumes	Average Price	Index
Purchases of Natural Gas
2005
January - December	Natural gas	Physical purchase	10,000 /MMBtu	$4.19	Socal

Item 8.01. Other Events

1.	On April 1, 2005, PXP issued a press release announcing that it had entered into contracts to eliminate its 2006 crude oil price swap and collar positions and the acquisition of $45.00 floors on 40,000 barrels per day in 2006.

2.	On April 1, 2005 PXP closed the recently announced $119 million acquisition of oil and gas properties located in the Los Angeles Basin and in adjacent Ventura County.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit 99.1 Press release dated April 1, 2005

On April 1, 2005, PXP issued a press release announcing the sale of East Texas assets for $350 million, the elimination of 2006 swap and collar positions and the acquisition of $45.00 floors on 40,000 barrels of oil per day in 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: April 1, 2005	/s/ Cynthia A. Feeback
Cynthia A Feeback
Vice President, Controller & Chief Accounting Officer